                                                               EXHIBIT 4.(a)(ii)

Security Life of Denver
Insurance Company

                                  OWNER:    John Doe
                          CONTRACT DATE:    January 1, 1998
                        CONTRACT NUMBER:    1000033


WE AGREE TO PAY the annuity benefit to the Annuitant beginning on the Annuity Date, subject to the provisions of this Contract.

WE ALSO AGREE to provide the other rights and benefits of this Contract. These agreements are subject to the provisions of this Contract.

10 DAY CONTRACT EXAMINATION PERIOD. You have the right to examine and return this Contract within 10 days after receipt. It may be returned by delivering or mailing it to us at our Customer Service Center. Immediately upon return, it will be deemed void as of the Contract Date. Upon return of the Contract, we will refund the Accumulation Value, in addition to any charges deducted, as of the date the returned Contract is received by us at our Customer Service Center. This 10 day period ends 15 days after the Contract is mailed from our Customer Service Center. If required by state regulation, we will return Purchase Payments if the Contract is returned to us during the 10 Day Contract Examination Period.

In this Contract, "you" and "your" refer to the Owner of this Contract. "We", "us" and "our" refer to Security Life of Denver Insurance Company.

      /s/ [SIGNATURE APPEARS HERE]            /s/ [SIGNATURE APPEARS HERE]
              Secretary                                 President

     This Contract is a FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT.

Annuity Payouts and other values provided by this Contract, when based on the investment experience of a separate account, are variable. These values may increase or decrease based on investment experience and are not guaranteed as to fixed dollar amount. Annuity Payouts begin as of the Annuity Date. Purchase Payments are flexible and may be made until the earlier of the Annuity Date or the Maximum Age shown in the Schedule. The Guaranteed Death Benefit will be paid if the Owner dies prior to the Annuity Date.

                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 A Stock Company

                             Customer Service Center
                  P.O. Box 173763, Denver, Colorado 80217-3763
                        Toll-Free Number: 1(800)933-5858

Form 1198 (VA)

                               TABLE OF CONTENTS

This Contract is a legal Contract between you and us.  READ IT CAREFULLY.

                            GUIDE TO KEY PROVISIONS

SCHEDULE..................................................................................................5
CONTRACT EXPENSE PROVISIONS...............................................................................7
BENEFIT PROVISIONS........................................................................................8
      EFFECTIVE DATE OF COVERAGE..........................................................................8
      ELECTION AND CHANGES OF ANNUITY DATE................................................................8
      ELECTION AND CHANGES OF ANNUITY OPTION..............................................................8
      PAYOUT OF PROCEEDS..................................................................................8
           As of the Annuity Date, to Provide Annuity Payouts.............................................8
           Upon Surrender of this Contract Prior to the Annuity Date......................................9
           As a Death Benefit Prior to the Annuity Date...................................................9
      OWNERS AND DEATH OF THE OWNERS......................................................................9
      REQUIRED DISTRIBUTIONS..............................................................................9
      GUARANTEED DEATH BENEFIT...........................................................................10
      ANNUITANTS AND DEATH OF ANNUITANTS.................................................................11
      BENEFICIARIES AND DEATH OF BENEFICIARIES...........................................................11
PURCHASE PAYMENT PROVISIONS..............................................................................12
      PURCHASE PAYMENTS..................................................................................12
      PURCHASE PAYMENT ALLOCATION........................................................................12
VARIABLE ACCOUNT PROVISIONS..............................................................................12
      THE VARIABLE ACCOUNT...............................................................................12
      VARIABLE ACCOUNT DIVISIONS.........................................................................12
      CHANGES WITHIN THE VARIABLE ACCOUNT................................................................13

Form 1198 (VA)

GENERAL ACCOUNT PROVISIONS...............................................................................13
      THE GENERAL ACCOUNT................................................................................13
      GUARANTEED INTEREST DIVISION.......................................................................13
TRANSFER PROVISIONS......................................................................................14
      TRANSFERS TO OR FROM THE GUARANTEED INTEREST DIVISION..............................................14
      EXCESS TRANSFER CHARGE.............................................................................14
      DOLLAR COST AVERAGING TRANSFER OPTION..............................................................15
      AUTOMATIC REBALANCING..............................................................................15
ACCUMULATION VALUE PROVISIONS............................................................................16
      VALUATION DATE.....................................................................................16
      VALUATION PERIOD...................................................................................16
      ACCUMULATION UNIT VALUE............................................................................16
      ACCUMULATION EXPERIENCE FACTOR.....................................................................17
      ACCUMULATION VALUE OF THE DIVISIONS OF THE VARIABLE ACCOUNT........................................17
      ACCUMULATION VALUE OF THE GUARANTEED INTEREST DIVISION.............................................18
PARTIAL WITHDRAWAL PROVISIONS............................................................................18
      DEMAND WITHDRAWAL OPTION...........................................................................19
           Partial Withdrawal Transaction Charge.........................................................19
      SYSTEMATIC INCOME PROGRAM..........................................................................19
      IRA INCOME PROGRAM.................................................................................20
SURRENDER PROVISIONS.....................................................................................20
      CASH SURRENDER VALUE...............................................................................20
GENERAL CONTRACT PROVISIONS..............................................................................21
      THE CONTRACT.......................................................................................21
      AGE................................................................................................21
      PROCEDURES.........................................................................................21
      DEFERRAL OF PAYOUT.................................................................................21
      TAX QUALIFICATION..................................................................................22
      CONTRACT CHANGES...................................................................................22

Form 1198 (VA)

      COLLATERAL ASSIGNMENT..............................................................................22
      INCONTESTABILITY...................................................................................22
      MISSTATEMENT OF AGE OR SEX.........................................................................22
      PERIODIC REPORTS...................................................................................22
      BASIS OF COMPUTATIONS..............................................................................23
      TAXES..............................................................................................23
      NON PARTICIPATING..................................................................................23
      CUSTOMER SERVICE CENTER............................................................................23
ANNUITY OPTION PROVISIONS................................................................................23
      SUPPLEMENTARY CONTRACT.............................................................................23
      PAYOUT OPTIONS.....................................................................................24
           Variable Annuity Payout.......................................................................24
           Fixed Annuity Payout..........................................................................25
           Combination Annuity Payout....................................................................26
      PAYOUT PERIOD OPTIONS..............................................................................26
      COMMUTING..........................................................................................27
      EXCESS INTEREST....................................................................................27
      MINIMUM AMOUNTS....................................................................................27
      INCOME PROTECTION..................................................................................27
      PAYOUTS OTHER THAN MONTHLY.........................................................................27
PAYOUT PERIOD OPTION TABLES..............................................................................28


     Additional benefits or riders, if any, will be shown in the Schedule. The additional provisions will be inserted in this Contract.

Form 1198 (VA)

                                    SCHEDULE

Owner:       John Doe                         Age and Sex:              35, Male

Annuitant:  John Doe                          Age and Sex:              35, Male

Contract Date:                                                          January 1, 1998

Contract Number:                                                        1000033

Annuity Date:                                                           February 1, 2048

Initial Purchase Payment:                                               $100,000.00

Minimum for Each Additional Purchase Payment:                           $500

Maximum Cumulative Net Purchase Payment:                                $1,500,000

Maximum Owner's Age to Which Purchase Payments May be Made:             86

Customer Service Center:                                                P.O. Box 173763
                                                                        Denver, Colorado 80217-3763

Form 1198 (VA)

         ALLOCATION OF INITIAL PURCHASE PAYMENTS AS SHOWN ON APPLICATION

    Neuberger & Berman Limited Maturity Bond                       0  %
    Neuberger & Berman Growth                                      0  %
    Neuberger & Berman Partners                                    0  %

    Alger American Leveraged All Cap                               0  %
    Alger American Growth                                          0  %
    Alger American Small Capital                                   0  %
    Alger American MidCap Growth                                   0  %

    Fidelity Asset Manager                                         0  %
    Fidelity Growth                                                0  %
    Fidelity Overseas                                              0  %
    Fidelity Money Market                                          0  %
    Fidelity Index 500                                             0  %

    INVESCO Total Return                                           0  %
    INVESCO Industrial Income                                      0  %
    INVESCO High Yield                                             0  %
    INVESCO Utilities                                              0  %

    Van Eck Worldwide Hard Assets                                  0  %
    Van Eck Worldwide Emerging Markets                            50  %

    AIM V.I. Government Securities                                50  %

    Guaranteed Interest Division                                   0  %

If you elect to invest in a particular Division, at least 1% of your Purchase Payment must be allocated to that Division, provided that the allocation to each Division is at least $100. All percentage allocations must be in whole numbers. In some states which require the return of Purchase Payments during the 10 Day Contract Examination Period, the initial Purchase Payments are allocated to the Fidelity Investments Money Market Division during the 10 Day Contract Examination Period. As of the end of the 10 Day Contract Examination Period, the initial Purchase Payments are then transferred to the Divisions as shown above.



Form 1198(VA)

                           CONTRACT EXPENSE PROVISIONS

Owner Transaction Expenses (Deducted from the Accumulation Value)

     1. Excess Transfer Charges: Refer to the Transfer provisions section for details.

     2. Partial Withdrawal Charges: Refer to the Partial Withdrawal provision section for details.

     3. Surrender Charge: This charge is deducted upon Surrender or Partial Withdrawal of Purchase Payments held less than 5 full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made. It is calculated as a percentage of the Purchase Payments withdrawn or surrendered. The percentage is based on the number of Contract Anniversaries since the Contract Year in which each Purchase Payment was made.

        -----------------------------------------------------------------------------------
        CONTRACT  ANNIVERSARIES SINCE
        PURCHASE PAYMENT WAS MADE:         0     1     2     3    4     5    6 and more
        -----------------------------------------------------------------------------------
        PERCENTAGE:                        7%    6%    5%   4%    3%    2%       0%
        -----------------------------------------------------------------------------------

Annual Administrative Charge (Deducted from the Accumulation Value)

    This charge is based on Net          If Net Purchase Payments
       Purchase Payments.                    received are:
       less than $100,000:                   $30.00  per year
       $100,000 or more:                          0  per year

     Variable Account Annual Expenses (Based on the percentage of assets in each Variable Account Division)

      Mortality And Expense Risk Charge During The Accumulation Period:    1.37%
      Mortality And Expense Risk Charge During The Annuity Period:         1.25%
      Asset Based Administrative Charge:                                   0.15%

Guaranteed Interest Rate

      The Guaranteed Interest Rate for the Guaranteed Interest Division is:

       3.00% per year

Guaranteed Death Benefit Accumulation Rate

       Up to Attained Age 75:                  4.00% per year
       After Attained Age 75:                  0.00%

Form 1198(VA)

                               BENEFIT PROVISIONS

EFFECTIVE DATE OF COVERAGE

The Contract Date shown in the Schedule is the effective date for all coverage provided under this Contract. This is subject to our receipt of the initial Purchase Payment. The Contract Date is the date from which we measure Contract Anniversaries. A Contract Anniversary occurs each Contract Year on the same month and day as the Contract Date. If the Contract Date is February 29th, the Contract Anniversary will be February 28th in Contract Years in which there is not a February 29th.

ELECTION AND CHANGES OF ANNUITY DATE

The Annuity Date is the date as of which Annuity Payouts begin. It may be elected on your application, but may not be earlier than the second Contract Anniversary. If no Annuity Date is elected in the application, the Annuity Date will be the first day of the month following the Annuitant's 85th birthday or the tenth Contract Anniversary, whichever occurs later. You may change the Annuity Date at any time prior to 60 days before the Annuity Date currently elected by sending written notice to our Customer Service Center.

ELECTION AND CHANGES OF ANNUITY OPTION

The Annuity Option is composed of both the Payout Option which specifies the type of annuity to be paid and the Payout Period Option which determines how long the annuity will be paid, the frequency and the amount of each payout. The Owner elects the Annuity Option. The Owner may change the Annuity Option at any time prior to the Annuity Date. The Beneficiary may select an Annuity Option for any Payouts to be made pursuant to death Proceeds. Any death benefit Proceeds to be applied under an Annuity Option will be allocated to each of the Divisions of the Variable Account or the Guaranteed Interest Division as instructed by the Beneficiary. The available options are described in the Annuity Option provisions section. Commutation rights are provided to an Annuitant or Contingent Annuitant as described in the Commuting section of this Contract.

PAYOUT OF PROCEEDS

Proceeds are paid or applied under the following circumstances:

     1. As of the Annuity Date, to provide Annuity Payouts;
     2. Upon surrender of this Contract prior to the Annuity Date; or
     3. As a death benefit prior to the Annuity Date.

The amount and method of payout under each circumstance is described below. The payout of Proceeds is subject to the Required Distributions section in this Contract. We may delay payout of the Proceeds for reasons listed in the Deferral of Payout section.

As of the Annuity Date, to Provide Annuity Payouts

     Proceeds applied as of the Annuity Date to provide an annuity under an Annuity Option will be the Accumulation Value minus taxes incurred but not deducted. This deduction will be allocated to each of the Divisions in the same proportion that the Accumulation Value in each Division bears to the Accumulation Value in all Divisions immediately prior to the Annuity Date. We will provide an annuity under the

Form 1198(VA)

     Annuity Option then in effect. If no Annuity Option is in effect, we will apply Proceeds to Payout Period Option I using a Benchmark Total Return of 3%, with a designated period of 30 years. The Annuity Option will be allocated among the Guaranteed Interest Division and the Divisions of the Variable Account in the same proportion that the Accumulation Value was allocated prior to the Annuity Date.

Upon Surrender of this Contract Prior to the Annuity Date

     Proceeds payable upon the surrender of this Contract prior to the Annuity Date will be the Cash Surrender Value. No Annuity Options are available upon surrender; however, you may accelerate the Annuity Date under the Contract as described in the Surrender Provisions section of this Contract.

As a Death Benefit Prior to the Annuity Date

     Proceeds payable upon the death of the Owner before the Annuity Date will be the Guaranteed Death Benefit and will be paid according to the provisions in the Owners and Death of Owners and the Required Distributions sections. We will pay the Proceeds in one lump sum unless the Beneficiary elects an Annuity Option within 60 days of the receipt of due proof of death. If a one sum payout is elected, the Proceeds will usually be paid within 7 days of determination of the amount of the Guaranteed Death Benefit. Interest will be paid on the Proceeds from the date of determination of the Guaranteed Death Benefit to the date of payout. Interest is at the rate we declare, or any higher rate required by law, but not less than 3% per year. If the Proceeds are paid under an Annuity Option, the Beneficiary becomes the Annuitant and the Contingent Beneficiary becomes the Contingent Annuitant. The available options are described in the Annuity Option provisions section. Contact our Customer Service Center or your agent for more information.

OWNERS AND DEATH OF THE OWNERS

The original Owner of this Contract is the person named as the Owner in the application. Consistent with the terms of any Beneficiary designation and any assignment, the Owner may, prior to the Annuity Date:

     1. Assign this Contract or surrender it in whole or in part;
     2. Amend or change this Contract with the consent of the Company;
     3. Exercise any right and receive any benefit; or
     4. Change the ownership.

Subject to the applicable provisions of the Required Distributions section, if the Owner (or Deemed Owner as defined in the Required Distributions section) dies prior to the Annuity Date, and:

     1. If the Owner's spouse is the Joint Owner, then the spouse becomes the new Owner and no death benefit is payable; or
     2. If the Owner's spouse is the Beneficiary, then the spouse may elect to become the Owner (in which case there is no death benefit payable) by so electing within 60 days of the receipt of due proof of death and prior to the distribution of Proceeds; if there is no such election, the Guaranteed Death Benefit is payable to the Beneficiary; or
     3. If the Owner's spouse is not the Joint Owner or the Beneficiary, then the Guaranteed Death Benefit is payable to the Beneficiary.

Form 1198(VA)

REQUIRED DISTRIBUTIONS

The following required distribution rules shall apply if and to the extent required under Section 72(s) of the Internal Revenue Code:

     1. Subject to the alternative election or spouse beneficiary provisions in subsection (2) or (3) below,
          a) If any Owner dies on or after the annuity starting date and before the entire interest in this Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
          b) If any Owner dies before the annuity starting date, the entire interest in this Contract will be distributed within 5 years after such death; and
          c) If any Owner is not an individual, then for purposes of this subsection (1), the primary Annuitant under this Contract shall be treated as the Owner (the "Deemed Owner"), and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

     2. If any portion of the interest of an Owner (or a Deemed Owner) in subsection (1) is payable to or for the benefit of a designated beneficiary, and such beneficiary elects within 60 days after such receipt of due proof of death but prior to the distribution of Proceeds to have such portion distributed in an Annuity Option over a period that: A) does not extend beyond such beneficiary's life or life expectancy and B) starts within 1 year after such death (a "Qualifying Distribution Period"); then for purposes of satisfying the requirements of subsection (1), such portion shall be treated as distributed entirely on the date such periodic distributions begin. Such beneficiary may elect any Payout Period Option for a Qualifying Distribution Period, subject to any restrictions imposed by any regulations under Section 72(s) of the Internal Revenue Code.

     3. If any portion of the interest of an Owner (or a Deemed Owner) described in subsection (1) is payable to or for the benefit of such Owner's spouse, or is co-owned by such spouse, then such spouse shall be treated as the Owner of such portion for purposes of the requirements of subsection (1).

GUARANTEED DEATH BENEFIT

The Guaranteed Death Benefit is the greatest of the following amounts. These amounts are calculated as of the Valuation Date we receive due proof of death and all information necessary to process the claim including the election of a one sum payout or election under an Annuity Option:

     1. Net Purchase Payments accumulated at the Guaranteed Death Benefit Accumulation Rates shown in the Schedule up to a maximum of 2 times the sum of all Net Purchase Payments. Net Purchase Payments are Purchase Payments made minus Partial Withdrawals taken and associated charges. See detailed definition in the Purchase Payment provisions section.

     2.   The Accumulation Value; or

     3. The Step-Up Benefit, plus Net Purchase Payments since the last Step-up Anniversary.

          The Step-Up Benefit at issue is the initial Purchase Payment. As of each step-up Anniversary, the current Accumulation Value is compared to the prior Step-Up Benefit increased by Net Purchase Payments since the last step-up anniversary. The greater of these becomes the new Step-Up Benefit.



Form 1198(VA)

     The step-up Anniversaries are every 6th Contract Anniversary for the duration of the Contract (i.e., the 6th, 12th, 18th, etc.).

The Guaranteed Death Benefit payable to the Beneficiary is the Guaranteed Death Benefit as calculated above minus taxes incurred but not deducted.

ANNUITANTS AND DEATH OF ANNUITANTS

The original Annuitant and any Contingent Annuitant are named in the application. The Annuitant will receive the annuity benefits of the Contract if, on the Annuity Date, the Annuitant is living and the Contract is then in force. You may name a new Annuitant prior to the Annuity Date. Any Annuitant or Contingent Annuitant must be younger than age 86 when named. Any Annuitant or Contingent Annuitant that is not an individual may not be named without our consent. If the Owner is not an individual, the Annuitant may not be changed without our consent.

If the Annuitant dies before the Annuity Date, and a Contingent Annuitant has been named, the Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant has been named, you must designate a new Annuitant. If no designation is made within 30 days of the Annuitant's death, the Owner will become the Annuitant.

If any Owner is not an individual, the death of the Annuitant will be treated as the death of the Owner.

Upon the death of the Annuitant after the Annuity Date, any remaining Designated Period payouts will be continued to any Contingent Annuitant. Upon the death of both the Annuitant and all Contingent Annuitants, any remaining Designated Period payouts will be paid to the estate of the last to die of the Annuitant and Contingent Annuitants. Amounts may be released in one sum if the Owner's election allows. See the Annuity Options provisions section.

BENEFICIARIES AND DEATH OF BENEFICIARIES

The original Beneficiary and any Contingent Beneficiaries are named in the application. Surviving Contingent Beneficiaries are paid death Proceeds only if no Beneficiary survives. If more than one Beneficiary in a class survives, they will share the Proceeds equally, unless the Owner's designation provides otherwise. If there is no designated Beneficiary or Contingent Beneficiary surviving, we will pay the Proceeds to the Owner's estate. The Beneficiary designation will be on file with us or at a location designated by us. We will pay Proceeds to the most recent Beneficiary designation on file. The Owner may name a new Beneficiary unless an irrevocable Beneficiary has been named. When an irrevocable Beneficiary has been designated, the Owner and the irrevocable Beneficiary must act together to make any Beneficiary changes.









Form 1198(VA)

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

This Contract will not be effective until the initial Purchase Payment is received by us and accepted at our Customer Service Center. Any subsequent Purchase Payments may be made at any time prior to the Annuity Date, subject to the Minimum for Each Additional Purchase Payment amount and Maximum Owner's Age to Which Purchase Payments May be Made shown in the Schedule. No benefit associated with any Purchase Payment will be provided until the Purchase Payment is received by us at our Customer Service Center. We reserve the right to refuse to accept, without our prior approval, any Purchase Payment when the sum of Net Purchase Payments to date exceeds the Maximum Cumulative Net Purchase Payment shown in the Schedule. Net Purchase Payments are Purchase Payments made minus Gross Partial Withdrawals taken. A Gross Partial Withdrawal is a Partial Withdrawal plus any applicable Partial Withdrawal Transaction Charge and any applicable Surrender Charge.

PURCHASE PAYMENT ALLOCATION

The initial Purchase Payment will be allocated to the Guaranteed Interest Division and the Divisions of the Variable Account according to your most recent written instructions. In some states which require the return of Purchase Payments during the 10 Day Contract Examination Period, the initial Purchase Payments are allocated to the Fidelity Investments Money Market Division during the 10 Day Contract Examination Period. As of the end of the 10 Day Contract Examination Period, the initial Purchase Payments are then transferred to the Divisions as shown on the Allocation table in the Schedule. Any Purchase Payments thereafter will be allocated to each Division in the same proportion that the Accumulation Value in each Division bears to the total Accumulation Value as of the date we receive that additional Purchase Payment at our Customer Service Center, or as otherwise instructed by you. You may designate a different allocation with respect to any Purchase Payments by sending us a written notice with the Purchase Payment.


                           VARIABLE ACCOUNT PROVISIONS

THE VARIABLE ACCOUNT

The Variable Account is an account established by us, pursuant to the laws of the State of Colorado, to separate the assets funding the variable benefits for the class of policies to which this Contract belongs from the other assets of Security Life of Denver.

The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to income, gains or losses of our General Account. The assets of the Variable Account are our property, but are separate from our General Account and our other Variable Accounts. That portion of the assets of the Variable Account which is equal to the reserves and other contract liabilities with respect to the Variable Account is not subject to creditor claims against us.

VARIABLE ACCOUNT DIVISIONS

The Variable Account is divided into Divisions, each of which invests in a series fund Portfolio designed to meet the objectives of the Division. The current eligible Divisions are shown in the Schedule. We may, from time to time, add additional Divisions. If we do, you may be permitted to select from these other Divisions subject to the terms and conditions we may impose on those allocations.


Form 1198(VA)

We reserve the right to limit the number of Divisions in which you may invest.

CHANGES WITHIN THE VARIABLE ACCOUNT

When permitted by law, and subject to any required notice to you and approval of the Securities and Exchange Commission ("SEC"), state regulatory authorities or Contract Owners, we may from time to time make the following changes to the Variable Account:

 .    Make additional Divisions available. These Divisions will invest in investment Portfolios we find suitable for the Contract.

 .    Eliminate Divisions from the Variable Account, combine 2 or more Divisions, or substitute a new Portfolio for the Portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a Portfolio no longer suits the purposes of the Contract. This may happen due to a change in laws or regulations, or a change in a Portfolio's investment objectives or restrictions. This may also happen if the Portfolio is no longer available for investment, or for some other reason, such as a declining asset base.

 .    Transfer assets of the Variable Account, which we determine to be associated with the class of contracts to which your Contract belongs, to another Variable Account.

 .    Withdraw the Variable Account from registration under the Investment
     Company Act of 1940.

 .    Operate the Variable Account as a management investment company under the
     Investment Company Act of 1940.

 .    Cause one or more Divisions to invest in a mutual fund other than or in addition to the Portfolios.

 .    Discontinue the sale of Contracts and certificates.

 .    Terminate any employer or plan trustee agreement with us pursuant to its terms.

 .    Restrict or eliminate any voting rights as to the Variable Account.

 .    Make any changes required by the Investment Company Act of 1940 or the rules or regulations thereunder.


                           GENERAL ACCOUNT PROVISIONS

THE GENERAL ACCOUNT

The General Account holds all of our assets other than those held in the Variable Account or our other separate accounts. The Guaranteed Interest Division is a part of our General Account.

GUARANTEED INTEREST DIVISION

The Guaranteed Interest Division is another Division to which you may allocate Purchase Payments or make transfers. The Accumulation Value of the Guaranteed Interest Division is equal to the Net Purchase Payments allocated to this Division plus any earned interest minus deductions taken from this Division. Interest is credited at the guaranteed rate shown in the schedule or may be credited at a higher rate. Any higher rate is guaranteed to be in effect for at least 12 months.



Form 1198(VA)

                               TRANSFER PROVISIONS

After the Contract Examination Period, the Accumulation Value in each Division may be transferred, upon request, to any other Division subject to the limitations on transfers involving the Guaranteed Interest Division as detailed in the following section. Any transfers made due to the operation of Dollar Cost Averaging or Automatic Rebalancing will not count toward the limit on the number of transfers allowed free of charge. The minimum amount that may be transferred from each Division is the lesser of $100 or the balance of a Division.


                                           ------------------------------------ ------------------------------
                                                   Accumulation Period                 Annuity Period
     ---------------------------------------------------------------------------------------------------------
     Free Transfers                                        12                                 4
     ---------------------------------------------------------------------------------------------------------
     Total Number of Transfers Permitted                Unlimited                             4
     ---------------------------------------------------------------------------------------------------------
     Excess Transfer Charge                       $25 for each transfer in excess        Not Applicable
                                                  of 12 during any Contract Year.
     ---------------------------------------------------------------------------------------------------------

We reserve the right to limit the number of transfers per Contract Year to 12 and to limit excessive trading activity.

TRANSFERS TO OR FROM THE GUARANTEED INTEREST DIVISION

Once during the first 30 days of each Contract Year, you may transfer amounts to or from the Guaranteed Interest Division. Transfer requests received prior to 30 days before the Contract Anniversary will be deemed to occur as of the Contract Anniversary. Transfer requests received on the Contract Anniversary or during the next 30 days will be processed. Transfer requests received at any other time will not be processed.

The maximum transfer amount from the Guaranteed Interest Division in any Contract Year is the greatest of:

     1. 25% of the Accumulation Value in the Guaranteed Interest Division at the time of the first transfer or withdrawal in a Contract Year;

     2.   The minimum transfer amount; or

     3. The amount transferred and withdrawn from the Guaranteed Interest Division in the prior Contract Year. For purposes of calculating the maximum transfer from the Guaranteed Interest Division, all withdrawals (including Systematic Income Partial Withdrawals) and transfers from the Guaranteed Interest Division in a Contract Year are summed.

EXCESS TRANSFER CHARGE

If you exceed the number of free transfers allowed, you will be assessed an Excess Transfer Charge. This charge will be deducted from each of the Divisions in which you are invested in the same proportion that the amount of Accumulation Value in that Division bears to the total Accumulation Value immediately after the transfer.


Form 1198(VA)

DOLLAR COST AVERAGING TRANSFER OPTION

During the Accumulation Period only, if you have at least $10,000 of Accumulation Value in either the Fidelity Investments Money Market Division or the Neuberger & Berman Limited Maturity Bond Division, you may choose to transfer a specified dollar amount each month from one of these Divisions to other Divisions of the Variable Account. Dollar Cost Averaging transfers may not be made to the Guaranteed Interest Division. You may elect the Dollar Cost Averaging transfer option at any time prior to the Annuity Date.

The minimum amount that you may elect to transfer each month is $100. The maximum amount that you may transfer is equal to the Accumulation Value in the Division from which the transfer is taken when the election is made, divided by 12.

Dollar Cost Averaging may be elected to end on a specified date or when a specific balance remains in the Fidelity Investments Money Market Division or the Neuberger & Berman Limited Maturity Bond Division.

Allocations of the transfer amount must be designated as whole number percentages; no specific dollar designation may be made to the Divisions of the Variable Account. If you elect to transfer to a particular Division, the minimum percentage that may be transferred to that Division is 1% of the total amount transferred provided that the allocation to each Division is at least $100. The transfer date will be the same calendar day each month as the Contract Date. If this calendar day is not a Valuation Date, the next Valuation Date will be used. If, on any transfer date, the Accumulation Value in the selected Division is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and this option will end. Dollar Cost Averaging will end as of the Valuation Date immediately preceding the Annuity Date.

You may change the transfer amount or the Divisions to which transfers are to be made once each Contract Year. You may cancel this election by sending us written notice at our Customer Service Center at least 7 days before the next transfer date. Any transfer under this option will not be included for purposes of the Excess Transfer Charge.

If you elect both Dollar Cost Averaging and Automatic Rebalancing, Dollar Cost Averaging will occur first. On the first Valuation Date of the next calendar quarter after Dollar Cost Averaging has terminated, Automatic Rebalancing will begin.

AUTOMATIC REBALANCING

Automatic Rebalancing allows you to match your Accumulation Value in each Division to your allocation percentages. Automatic Rebalancing can be elected in your application or by completing the client service application and returning it to our Customer Service Center. As of the first Valuation Date of each calendar quarter thereafter we will reallocate your Accumulation Value so that the amount in each Division matches your allocation percentages. Automatic Rebalancing may not begin until the Monthly Processing Date following the end of the Contract Examination Period.

When you request a change in your allocation percentages, your Accumulation Value will be reallocated as of the Valuation Date that we receive your written allocation instructions.

Any transfer as a result of the operation of Automatic Rebalancing will not be included in determining if the Excess Transfer Charge will apply. You may not transfer among Divisions while the Automatic Rebalancing feature is in effect.


Form 1198(VA)

If you elect both Dollar Cost Averaging and Automatic Rebalancing, Dollar Cost Averaging will occur first. On the first Valuation Date of the next calendar quarter after Dollar Cost Averaging has terminated, Automatic Rebalancing will begin.


                         ACCUMULATION VALUE PROVISIONS

The Accumulation Value of this Contract is the sum of the Accumulation Values of all the Divisions of the Variable Account in which your Contract is invested, plus any Accumulation Value of the Guaranteed Interest Division.

The Accumulation Values are based on the Purchase Payments and transfers made, Partial Withdrawals, the Contract charges, earned interest of the Guaranteed Interest Division and the investment experience of the Division(s) of the Variable Account.

All Contract processing occurs as of a Valuation Date. If a transaction occurs on a day other than a Valuation Date, the transaction will be processed as of the next Valuation Date.

VALUATION DATE

A Valuation Date is any day:

     1. The New York Stock Exchange ("NYSE") is open for trading and on which Security Life's Customer Service Center is open; or
     2.   As may be required by law.

VALUATION PERIOD

A Valuation Period begins at 4 p.m. Eastern time on a Valuation Date. It ends at 4 p.m. Eastern time on the next succeeding Valuation Date.

All Contract processing for a Valuation Period takes place as of the end of the Valuation Period.

ACCUMULATION UNIT VALUE

The investment experience of a Division of the Variable Account is determined as of each Valuation Date. We use an Accumulation Unit Value to measure the experience of each of the Variable Account Divisions during a Valuation Period. The Accumulation Unit Value for a Valuation Period equals the Accumulation Unit Value for the preceding Valuation Period multiplied by the Accumulation Experience Factor for the Valuation Period.

The number of units for a given transaction related to a Division of the Variable Account as of a Valuation Date is determined by dividing the dollar value of that transaction by that Division's Accumulation Unit Value for that date.


Form 1198 (VA)

ACCUMULATION EXPERIENCE FACTOR

For each Division of the Variable Account, the Accumulation Experience Factor reflects the investment experience of the Portfolio in which that Division invests and the charges assessed against that Division for a Valuation Period. The Accumulation Experience Factor is calculated as follows:

     1. The net asset value of the Portfolio in which that Division invests as of the end of the current Valuation Period; plus
     2. The amount of any dividend or capital gains distribution declared and reinvested in that Portfolio during the current Valuation Period; minus
     3.   A charge for taxes, if any.
     4. The result of (1), (2) and (3) divided by the net asset value of that Portfolio as of the end of the preceding Valuation Period; minus
     5. The daily equivalent of the Variable Account Annual Expenses shown in the Schedule for each day in the current Valuation Period.

ACCUMULATION VALUE OF THE DIVISIONS OF THE VARIABLE ACCOUNT

The Accumulation Value of each Division of the Variable Account as of the Contract Date is equal to the amount of the initial Purchase Payment allocated to that Division.

On subsequent Valuation Dates, the Accumulation Value of each Division of the Variable Account is calculated as follows:

     1. The number of Accumulation Units in that Division as of the end of the preceding Valuation Period multiplied by that Division's Accumulation Unit Value for the current Valuation Period; plus
     2. Any additional Purchase Payments allocated to that Division during the current Valuation Period; plus
     3. Any Accumulation Value transferred to such Division during the current Valuation Period; minus
     4. Any Accumulation Value transferred from such Division during the current Valuation Period; minus
     5. Any Excess Transfer Charge allocated to such Division during the current Valuation Period; minus
     6. Any Gross Partial Withdrawals allocated to that Division during the current Valuation Period; minus
     7. The portion of the Administrative Charge applicable to that Division if a Contract Anniversary occurs during the Valuation Period.

The Administrative Charge is allocated to each of the Divisions of the Variable Account and the Guaranteed Interest Division in the same proportion that the Accumulation Value in that Division bears to the Accumulation Value in all of the Divisions.


Form 1198 (VA)

ACCUMULATION VALUE IN THE GUARANTEED INTEREST DIVISION

The Accumulation Value in the Guaranteed Interest Division as of the Contract Date is equal to the amount of the initial Purchase Payment allocated to that Division.

On subsequent Valuation Dates, the Accumulation Value of the Guaranteed Interest Division is calculated as follows:

     1. The Accumulation Value of the Guaranteed Interest Division as of the end of the preceding Valuation Period plus any earned interest during the Valuation Period; plus
     2. Any additional Purchase Payments allocated to the Guaranteed Interest Division during the current Valuation Period; plus
     3. Any Accumulation Value transferred to the Guaranteed Interest Division during the current Valuation Period; minus
     4. Any Accumulation Value transferred from the Guaranteed Interest Division during the current Valuation Period; minus
     5. Any Excess Transfer Charge allocated to the Guaranteed Interest Division during the current Valuation Period; minus
     6. Any Gross Partial Withdrawals allocated to the Guaranteed Interest Division during the current Valuation Period; minus
     7. The portion of the Administrative Charge applicable to the Guaranteed Interest Division if a Contract Anniversary occurs during the current Valuation Period.

The Administrative Charge is allocated to each of the Divisions of the Variable Account and the Guaranteed Interest Division in the same proportion that the Accumulation Value in that Division bears to the Accumulation Value in all of the Divisions.


                          PARTIAL WITHDRAWAL PROVISIONS

After the Contract Examination Period and prior to the Annuity Date, you may withdraw, in cash, all or part of the Cash Surrender Value of this Contract. A Partial Withdrawal may incur Partial Withdrawal Transaction Charges and may incur Surrender Charges. Withdrawals may be subject to a 10% penalty tax. A Gross Partial Withdrawal is a Partial Withdrawal plus any applicable Partial Withdrawal Transaction Charges and any applicable Surrender Charges.

In no case will you be allowed to withdraw more than your Cash Surrender Value.

A Partial Withdrawal will result in a decrease in the Accumulation Value of this Contract. The decrease is equal to the amount of the Gross Partial Withdrawal. Partial Withdrawals from the Divisions of the Variable Account will be made by redeeming Accumulation Units in the affected Divisions at their value as next computed after we receive your written request at our Customer Service Center. The Partial Withdrawal Transaction Charge, and any Surrender Charge if applicable, will reduce the Accumulation Value of each Division in the same proportion that the Accumulation Value in each Division bears to the total Accumulation Value immediately after the withdrawal.

There are 3 Partial Withdrawal options available:

     1.   Demand Withdrawal Option
     2.   Systematic Income Program
     3.   IRA Income Program.


Form 1198 (VA)

DEMAND WITHDRAWAL OPTION

After the Contract Examination Period and prior to the Annuity Date, you may make a Demand Withdrawal. The minimum Demand Withdrawal amount is $100. The maximum Demand Withdrawal amount is the Cash Surrender Value minus $500. If the amount of Demand Withdrawal you specify exceeds the maximum level, the amount of the withdrawal will automatically be adjusted.

Demand Withdrawals are deemed to be withdrawn in the following order:

     1.   Earnings in the Contract;
     2. Purchase Payments held more than 5 full Contract Years since the Contract Anniversary immediately following the end of the Contract Year in which the Purchase Payment was made;
     3. The amount by which 15% of the Accumulation Value as of the last Contract Anniversary (minus any Gross Partial Withdrawals already made during the Contract Year which are not considered withdrawals of Purchase Payments) exceeds earnings, if any;
     4. Purchase Payments held less than 5 full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made, withdrawn on a first-in, first-out basis.

Unless you specify otherwise, the amount of the Partial Withdrawal will be taken from each Division in the same proportion that the amount of Accumulation Value in that Division bears to the Accumulation Value in all of the Divisions immediately before the withdrawal. You may not withdraw from the Guaranteed Interest Division an amount that is greater than the total withdrawal multiplied by the ratio of the Accumulation Value in the Guaranteed Interest Division to the total Accumulation Value immediately prior to the withdrawal.

Earnings in the contract, for the purpose of calculating Surrender Charges, equal the current Accumulation Value minus any Purchase Payments not previously withdrawn.

Partial Withdrawal Transaction Charge

After the Contract Examination Period and prior to the Annuity Date, you may take a Demand Withdrawal once each Contract Year without a Partial Withdrawal Transaction Charge. If you take more than one Demand Withdrawal in a Contract Year, we will impose a Partial Withdrawal Transaction Charge. This charge is equal to the lesser of $25 or 2% of the amount withdrawn.

SYSTEMATIC INCOME PROGRAM

You may elect this option at any time prior to the Annuity Date. You may choose to receive Systematic Income Partial Withdrawals on a monthly or quarterly basis from the Accumulation Value. Withdrawals will be taken from each Division of the Variable Account and the Guaranteed Interest Division in the same proportion that the Accumulation Value of that Division bears to the total Accumulation Value. The payouts under this option may not start sooner than one month after the Contract Date. You may select the day of the month when the withdrawals will be made. If no day is selected, the withdrawals will be made on the same calendar day of the month as the Contract Date. If this calendar day is not a Valuation Date, the next Valuation Date will be used. You may select a dollar amount or a percentage amount for your withdrawal subject to the following maximums:

               MONTHLY:      1.25% of the Accumulation Value

               QUARTERLY:    3.75% of the Accumulation Value


Form 1198 (VA)

Except as described in the following sections, in no event will a payout be less than $100.

If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage listed above on the withdrawal date, the amount withdrawn will be reduced to equal such percentage. If the amount to be withdrawn is then less than $100, the withdrawal will be made and the Systematic Income Program will be canceled.

If a percentage is selected and the amount to be systematically withdrawn based on that percentage would be less than $100, the amount will be increased to the lesser of $100 or the maximum percentage. If the amount to be withdrawn is then less than $100, the withdrawal will be made and the Systematic Income Program will be canceled.

If the Systematic Income Program is canceled due to an insufficient Accumulation Value, any remaining Cash Surrender Value will be paid to you. This will result in the termination of the Contract.

You may change the amount or percentage of your Systematic Income Partial Withdrawal once each Contract Year. You may cancel your election at any time by sending written notice to us to our Customer Service Center at least 7 days prior to the next scheduled withdrawal date.

During any Contract Year, if a Demand Withdrawal is made while the Systematic Income Program is in effect, the remaining payouts to be made under the Systematic Income Program for that Contract Year will be considered Demand Withdrawals for purposes of calculating Partial Withdrawal Transaction Charges and any applicable Surrender Charges. If a Demand Withdrawal is not made in the same Contract Year, Systematic Income Partial Withdrawals will not be assessed a Surrender Charge. However, the amount available for Systematic Income Partial Withdrawals is never greater than the Cash Surrender Value.

IRA INCOME PROGRAM

If you have an IRA Contract, we will send you Partial Withdrawals to accommodate IRS required minimum distribution rules. These Partial Withdrawals will begin automatically if the minimum distributions are not otherwise satisfied. If this Contract is intended as an Individual Retirement Annuity, notwithstanding any provisions of this Contract, this Contract shall meet all requirements of section 408(b) of the Internal Revenue Code and any other sections as required and as related to the sale and marketing of this product.


                             SURRENDER PROVISIONS

CASH SURRENDER VALUE

The Cash Surrender Value of this Contract is the Accumulation Value minus any Surrender Charges, taxes incurred but not deducted and the Administrative Charge, if any, due at the end of the Contract Year. The applicable Surrender and Administrative Charges are shown in the Schedule.

Surrenders may be subject to a 10% penalty tax.

You may surrender this Contract for its Cash Surrender Value at any time prior to the Annuity Date. The Surrender Charge shown in the Schedule will be deducted on surrender. A Surrender Charge is applicable only to the Surrender or Partial Withdrawal of Purchase Payments held less than 5 full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made.


Form 1198 (VA)

If you do not wish to receive your Cash Surrender Value in a one sum payout and you are also the Annuitant, you may avoid a Surrender Charge by applying the Proceeds to Payout Period Options II or III by accelerating the Annuity Date under the Contract, subject to the limitations in the Election and Changes of Annuity Date section. No surrender may be made on or after the Annuity Date or with respect to any amounts applied under an Annuity Option.

                          GENERAL CONTRACT PROVISIONS

THE CONTRACT

This Contract, including any applications, riders and endorsements, makes up the entire Contract between you and us. A copy of the initial application will be attached to this Contract at issue. In the absence of fraud, all statements made in an application will be considered representations and not warranties. No statement will be used to deny a claim unless it is in an application.

AGE

This Contract is issued at the Owner's Age shown in the Schedule. This is the Owner's Age as of last birthday on the Contract Date. The Annuitant's attained age on any date for which age is to be determined is the Annuitant's age as of last birthday.

PROCEDURES

We must receive any election, designation, assignment or any other change request you make in writing, except those specified on the application. We may require a return of this Contract for any Contract change or for paying its Cash Surrender Value. The effective date of any change in provisions of the Contract will be the date the request was signed. Any change will not affect payouts made or action taken by us prior to the change is recorded at our Customer Service Center.

We may require proof of age, death, or survival of an Annuitant or any Beneficiary when such proof is relevant to the payout of a benefit, claim, or settlement under the Contract.

In the event of the Owner's death prior to the Annuity Date, we should be informed as soon as possible. Claim procedure instructions will be sent to your Beneficiary immediately. We require a certified copy of the death certificate and may require proof of the Owner's Age. We may require the Beneficiary and the Owner's next of kin to sign authorizations as part of due proof.

DEFERRAL OF PAYOUT

Partial Withdrawals or payout of Proceeds from Divisions of the Variable Account will usually be processed within 7 days of receipt of the request at our Customer Service Center. However, we may postpone the processing of any such transactions for any of the following reasons:

     1.   When the NYSE is closed for trading;
     2.   When trading on the NYSE is restricted by the SEC;
     3. When an emergency exists such that it is not reasonably practical to dispose of securities in the applicable Division of the Variable Account or to determine the value of its assets; or
     4. When a governmental body having jurisdiction over the Variable Account permits such suspension by order.


Form 1198 (VA)

Rules and regulations of the SEC are applicable and will govern as to whether conditions described in (2), (3), or (4) exist.

We may defer up to 6 months the payout of any Partial Withdrawal or Proceeds from the Guaranteed Interest Division.

TAX QUALIFICATION

This Contract is intended to qualify as an annuity contract under the Internal Revenue Code. To that end, all terms and provisions of the Contract shall be interpreted to ensure or maintain such qualification, notwithstanding any other provisions to the contrary. Payouts and distributions under this Contract shall be made in the time and manner necessary to maintain such qualification under the applicable provisions of the Internal Revenue Code in existence at the time this Contact is issued. We reserve the right to amend this Contract, to reflect any clarifications or changes that may be needed or are appropriate, or to conform it to any applicable changes in the tax requirements. Such changes will apply uniformly to all Contracts that are affected. We will send you written notice of any such changes.

CONTRACT CHANGES

All changes made by us must be signed by our president or an officer and by our secretary or assistant secretary. No other person can change any of this Contract's terms and conditions.

COLLATERAL ASSIGNMENT

The Owner may assign this Contract as collateral security upon written notice to us. Once it is recorded with us, the rights of the Owner and Beneficiary are subject to the assignment. It is your responsibility to make sure the assignment is valid.

INCONTESTABILITY

We will not contest the statements in an application for this Contract after the Contract Date.

MISSTATEMENT OF AGE OR SEX

If the Age or sex has been misstated in an application, the amounts payable or benefits provided by this Contract will be those that the Purchase Payouts made would have purchased at the actual Age or sex.

PERIODIC REPORTS

During the Accumulation Period, we will send you a report within 31 days after the end of each calendar quarter. This report will show the current Accumulation Value, Cash Surrender Value, Guaranteed Death Benefit and activity under the Contract since the last report. During the Annuity Period, we will send you a report within 31 days after the end of each calendar year showing any information required by law. The reports will also include any other information that may be required by the SEC or the insurance supervisory official of the jurisdiction in which this Contract is delivered.


Form 1198 (VA)

BASIS OF COMPUTATIONS

The Cash Surrender Values under this Contract are not less than the minimums required on the Contract Date by the state in which this Contract was delivered. A detailed statement of the method of computation of Accumulation Values under this Contract has been filed with the insurance department of the state in which this Contract was delivered, if requested by that state.

TAXES

Taxes relating to this Contract paid by us to any governmental entity will be deducted from the Purchase Payments or Accumulation Value. We will, at our sole discretion, determine when taxes have resulted from: the investment experience of the Divisions of the Variable Account; receipt by us of the Purchase Payments; Surrenders and Partial Withdrawals; or the start of an Annuity Option. We may, at our sole discretion, pay taxes when incurred and deduct that amount from the Accumulation Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at this later date. We will deduct any withholding taxes required by applicable law.

NON PARTICIPATING

This Contract does not participate in our surplus earnings.

CUSTOMER SERVICE CENTER

Our Customer Service Center is at the address shown in the Schedule. Unless you are otherwise notified:

     1. All requests and payments should be sent to us at our Customer Service Center; and
     2. All transactions are effective as of the date the required information is received at our Customer Service Center.

                           ANNUITY OPTION PROVISIONS

The Annuity Option is composed of both the Payout Option which specifies the type of annuity to be paid and the Payout Period Option which determines how long the annuity will be paid, the frequency and the amount of the first payout.

SUPPLEMENTARY CONTRACT

When an Annuity Option becomes effective, this Contract will be amended to include a Supplementary Contract. The Supplementary Contract will provide for the manner of settlement and rights of the Annuitant. The Supplementary Contract Effective Date will be the Annuity Date or the date of other settlement, whenever the Annuity Option becomes effective. The first payout will be payable as of the Supplementary Contract Effective Date.


Form 1198 (VA)

PAYOUT OPTIONS

Annuity Payouts can be made under a Variable Annuity Payout, a Fixed Annuity Payout, or a Combination Annuity Payout, each under various Payout Period Options. Each of these options is described below.

Variable Annuity Payout

A Variable Annuity is an annuity with payouts which:

     1.   Are not pre-determined or guaranteed as to dollar amount; and
     2. Vary in amount with the investment experience of the Divisions of the Variable Account in which you invest.

As of the Annuity Date, any Accumulation Value invested in the Guaranteed Interest Division will be allocated among the Divisions of the Variable Account in the same proportion that the Accumulation Value of each Division bears to the total Accumulation Value of all the Divisions of the Variable Account.

The first Variable Annuity Payout for each Division of the Variable Account will be the amount that the Proceeds will provide as of the close of business on the Valuation Date immediately preceding the Supplementary Contract Effective Date at the Benchmark Total Return elected. If you have elected to have payouts made less frequently than monthly, the payout amount is then adjusted according to the factors in the Payouts Other Than Monthly section. The initial number of Annuity Units for a Division of the Variable Account is calculated by dividing the payout amount of that Division of the Variable Account by the Annuity Unit Value of that Division as of the Supplementary Contract Date. The total Variable Annuity Payout is the sum of the Variable Annuity Payouts from all Divisions of the Variable Account.

Variable Annuity Payouts, after the first payout, vary in amount with the investment experience of the Divisions of the Variable Account. The dollar amount of each Variable Annuity Payout after the first payout is calculated by adding the amount due for each Division of the Variable Account. The amount due for each Division equals:

     1.   The number of Annuity Units for that Division; multiplied by,
     2. The Annuity Unit Value for that Division for the Valuation Period for which each payout is due.

The dollar amount of each Annuity Payout after the first will not be affected by variations in our expenses or mortality experience.

     Benchmark Total Return

     You must elect either a 3% or 5% Benchmark Total Return. Your election may not be changed after the Annuity Date. Electing the 5% Benchmark Total Return would mean a higher initial payout but more slowly rising or more rapidly falling subsequent payouts if actual investment experience varied from 5%. The 3% Benchmark Total Return assumption would have the opposite effect. If the actual investment rate is at the annual rate of 3% or 5%, the Annuity Payouts will be level if you elected either the 3% or 5% respectively.


Form 1198 (VA)

     Annuity Unit Value

     We use an Annuity Unit Value to calculate the value of Variable Annuity Payouts. The Annuity Unit Value for a Valuation Period is:

          a) The Annuity Unit Value for each Division as of the last prior Valuation Period multiplied by the Annuity Experience Factor for that Division for the Valuation Period for which the Annuity Unit Value is being calculated; divided by
          b) An interest factor based on the Benchmark Total Return selected. (This is done to neutralize the Benchmark Total Return.)

     Annuity Experience Factor

     For each Division of the Variable Account, the Annuity Experience Factor reflects the investment experience of the Portfolio in which that Division invests and the charges assessed against that Division for a Valuation Period. The Annuity Experience Factor is calculated as follows:

          a)   The net asset value of the Portfolio in which that Division invests as of the end of the current Valuation Period; plus
          b)   The amount of any dividend or capital gains distribution declared and reinvested in such Portfolio during the current Valuation
               Period; minus
          c)   A charge for taxes, if any.
          d) The result of (a), (b) and (c), divided by the net asset value of the Portfolio in which the Division invests as of the end of the preceding Valuation Period; minus
          e) The daily equivalent of the Variable Account Annual Expenses shown in the Schedule for each day in the current Valuation Period.

     Transfer of Annuity Units

     The Annuitant may transfer all or a portion of the Annuity Units in a Division of the Variable Account to another Division of the Variable Account. The limit on transfers is shown in the table in the Transfer provisions section. After the transfer, the number of Annuity Units in the Division of the Variable Account from which you are transferring will be reduced by the number of Annuity Units transferred. The number of Annuity Units in the Division to which the transfer is made will be increased by the number of Annuity Units transferred multiplied by:

          a) The value of an Annuity Unit in the Division of the Variable Account from which the transfer is made, divided by
          b) The value of an Annuity Unit in the Division of the Variable Account to which the transfer is made.

Fixed Annuity Payout

A Fixed Annuity Payout is an annuity with payouts which remain fixed as to dollar amount throughout the Payout Period. As of the Supplementary Contract Effective Date, any Proceeds invested in the Divisions of the Variable Account will be allocated to the Guaranteed Interest Division. The Fixed Annuity Payout will be that amount that the Proceeds will provide as of the Supplementary Contract Effective Date at the guaranteed Benchmark Total Return of 3%. If the Fixed Annuity Payout is credited at an interest rate above the guaranteed minimum, the installment dollar amount will be greater than the determined installment dollar amount for the time period that the higher rate is declared. If you have chosen to have payouts made less frequently than monthly, the payout amount is adjusted according to the factors in Payouts Other Than Monthly section.

Form 1198(VA)

Combination Annuity Payout

A Combination Annuity Payout is an annuity where a portion of the payout is variable and a portion of the payout is fixed as to dollar amount throughout the Payout Period. At least 25% of the Proceeds must be allocated to each selected option as of the Supplementary Contract Effective Date. As of the Supplementary Contract Effective Date, we will allocate Accumulation Value between the Guaranteed Interest Division and the Divisions of the Variable Account to meet the proportions chosen. Once a Combination Annuity Payout is selected, the Annuitant may subsequently increase the allocation to a Fixed Annuity Payout, but may not increase the allocation to the Variable Annuity Payout.

PAYOUT PERIOD OPTIONS

Under each Payout Option, the Payout Period is elected from one of the following:

OPTION I Payouts for a Designated period. Payouts will be made in 1, 2, 4, or 12 installments per year as elected for a designated period, which may be 5 to 30 years. If a Fixed Annuity Payout is chosen, the installment dollar amounts will be equal except for any Excess Interest as described below. If a Variable Annuity Payout is chosen, the number of Annuity Units of each installment will be equal, but the dollar amount of each installment will vary based on the Annuity Unit Values of the Divisions chosen. If the Annuitant dies before the end of the designated period, payouts will be continued to the Contingent Annuitant, if one has been named, until the end of the designated period. The amount of each payout will depend upon the designated period chosen, and if a Variable Annuity Payout is chosen, the investment experience of the Divisions of the Variable Account selected. The amount of the first monthly payout for each $1,000 of Accumulation Value applied is shown in Payout Option Table I.

OPTION II. Life Income With Payouts for a Designated period. Payouts will be made in 1, 2, 4, or 12 installments per year throughout the Annuitant's lifetime, or if longer, for a period of 5, 10, 15 or 20 years as elected. If a Fixed Annuity Payout is chosen, the installment dollar amounts will be equal except for any Excess Interest, as described below. If a Variable Annuity Payout is chosen, the number of Annuity Units of each installment will be equal, but the dollar amounts of each installment will vary based on the Annuity Unit Values of the Divisions chosen. If the Annuitant dies before the end of the designated period, payouts will be continued to the Contingent Annuitant, if one has been named, until the end of the designated period. The amount of each payout will depend upon the Annuitant's sex, age at the time the first payout is due, the designated period chosen and, if a Variable Annuity Payout is chosen, the investment experience of the Divisions of the Variable Account selected. The amount of the first monthly payout for each $1,000 of Accumulation Value applied is shown in Payout Period Option II. This option is only available for ages shown in these Tables.

OPTION III. Joint and Last Survivor. Payouts will be made in 1, 2, 4, or 12 installments per year as elected while both Annuitants are living. Upon the death of one Annuitant, the Survivor's Annuity Payout will be paid throughout the lifetime of the Surviving Annuitant.

If a Fixed Annuity Payout is chosen, the installment dollar amount will be level while both Annuitants are living and upon the death of one Annuitant will be reduced to 2/3rds of the installment dollar amount (excluding any Excess Interest paid) while both Annuitants were living.

If a Variable Annuity Payout is chosen, the number of Annuity Units applied to each installment will be level while both Annuitants are living and upon the death of one Annuitant will be reduced to 2/3rds of the number of Annuity Units applied to each installment while both Annuitants were living. The dollar amounts of each installment will vary based on the Annuity Unit Values of the selected Divisions.

Form 1198(VA)

The amount of each payout will depend upon the age last birthday and sex of each Annuitant at the time the first payout is due and, if a Variable Annuity Payout is chosen, the investment experience of the Divisions of the Variable Account selected.

Payouts for Payout Period Option III will be determined by using the 1983A Individual Annuity Mortality Table. Contact our Customer Service Center to determine the amount of the first monthly installment for each $1,000 of Accumulation Value applied.

OPTION IV. Other. Payouts will be made in any other manner as agreed upon in writing between you or the Beneficiary and us.

COMMUTING

The Annuitant may commute remaining designated period installments under Payout Period Option I. The Contingent Annuitant may commute remaining designated period installments after the death of the Annuitant under Payout Period Options I or II. If no Contingent Annuitant is named, any remaining designated period installments after the death of the Annuitant may be commuted by the estate. Any computation shall be at the appropriate Benchmark Total Return rate.

EXCESS INTEREST

We may declare that Fixed Annuity Payouts will be credited at an interest rate above the guaranteed minimum. We guarantee that any higher rate will be in effect for at least 12 months.

MINIMUM AMOUNTS

The minimum amount that may be applied under any Annuity Option is $2,000. If the Proceeds to be applied are less than $2,000, or if the payouts to the Annuitant are ever less than $20, we may change the frequency of payouts to result in payouts of at least that amount or require a one sum payout.

INCOME PROTECTION

Unless otherwise provided in the election, an Annuitant or Contingent Annuitant does not have the right to assign, transfer to a third party or encumber amounts held or installments to become payable pursuant to this Contract. To the extent provided by law, the Proceeds, amount retained, and installments are not subject to any Annuitant's debts, contracts, or engagements.

PAYOUTS OTHER THAN MONTHLY

The following tables show initial monthly installments for Payout Period Options I and II. To arrive at annual, semiannual, or quarterly payouts, multiply the appropriate figures by 11.839, 5.963, or 2.993 if the Benchmark Total Return is 3%, and by 11.736, 5.939, or 2.988 if the Benchmark Total Return is 5%, respectively. Factors for other designated periods or for other options that may be provided by mutual agreement will be provided upon reasonable request.

Form 1198(VA)

                           PAYOUT PERIOD OPTION TABLES

                          PAYOUT PERIOD OPTION TABLE I
           (Benchmark Total Return is 3% - Per $1,000 of Net Proceeds)

       --------------------------------------------------------------------
        No. of Years      Monthly       No. of Years         Monthly
          Payable       Installments       Payable         Installments
       --------------------------------------------------------------------
             5             $17.92            20               $5.53
             6              15.16            21                5.34
             7              13.18            22                5.17
             8              11.70            23                5.01
             9              10.55            24                4.86

             10              9.63            25                4.73
             11              8.88            26                4.61
             12              8.26            27                4.50
             13              7.73            28                4.39
             14              7.28            29                4.30

             15              6.89            30                4.21
             16              6.55
             17              6.25
             18              5.98
             19              5.75
       --------------------------------------------------------------------

Form 1198(VA)

              PAYOUT PERIOD OPTION TABLE I - VARIABLE ANNUITY ONLY (Benchmark Total Return is 5% - Per $1,000 of Net Proceeds)

       --------------------------------------------------------------------
        No. of Years      Monthly       No. of Years         Monthly
          Payable       Installments       Payable         Installments
       --------------------------------------------------------------------
             5             $18.79            20                  $6.57
             6              16.04            21                   6.39
             7              14.08            22                   6.23
             8              12.61            23                   6.08
             9              11.47            24                   5.94

             10             10.56            25                   5.82
             11              9.82            26                   5.71
             12              9.21            27                   5.61
             13              8.69            28                   5.51
             14              8.25            29                   5.43

             15              7.88            30                   5.35
             16              7.55
             17              7.26
             18              7.00
             19              6.77
       --------------------------------------------------------------------

Form 1198(VA)

                         PAYOUT PERIOD OPTION TABLE II
         (Benchmark Total Return is 3% -- Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                             Age of Annuitant
Last Birthday When                                            Last Birthday When
First Installment is                                         First Installment is
     Payable                   Monthly Installment                 Payable                     Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------

                      5 Years  10 Years  15 Years   20 Years                          5 Years  10 Years   15 Years   20 Years
    Male              Certain   Certain   Certain    Certain       Male               Certain   Certain    Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------

     15                 2.94     2.94      2.94       2.93          40                 3.63       3.62       3.61       3.58
     16                 2.96     2.95      2.95       2.95          41                 3.68       3.67       3.65       3.62
     17                 2.97     2.97      2.97       2.96          42                 3.73       3.72       3.70       3.66
     18                 2.99     2.99      2.99       2.98          43                 3.78       3.77       3.74       3.71
     19                 3.01     3.01      3.00       3.00          44                 3.84       3.82       3.79       3.75

     20                 3.03     3.02      3.02       3.02          45                 3.89       3.88       3.84       3.80
     21                 3.05     3.04      3.04       3.04          46                 3.95       3.93       3.90       3.85
     22                 3.07     3.06      3.06       3.06          47                 4.01       3.99       3.95       3.90
     23                 3.09     3.08      3.08       3.08          48                 4.08       4.05       4.01       3.95
     24                 3.11     3.11      3.10       3.10          49                 4.15       4.12       4.07       4.00

     25                 3.13     3.13      3.13       3.12          50                 4.22       4.19       4.13       4.06
     26                 3.16     3.15      3.15       3.14          51                 4.29       4.26       4.20       4.11
     27                 3.18     3.18      3.17       3.17          52                 4.37       4.33       4.27       4.17
     28                 3.21     3.20      3.20       3.19          53                 4.45       4.41       4.34       4.23
     29                 3.23     3.23      3.23       3.22          54                 4.54       4.49       4.41       4.29

     30                 3.26     3.26      3.25       3.25          55                 4.63       4.58       4.49       4.36
     31                 3.29     3.29      3.28       3.27          56                 4.73       4.67       4.57       4.42
     32                 3.32     3.32      3.31       3.30          57                 4.83       4.76       4.65       4.48
     33                 3.36     3.35      3.34       3.33          58                 4.94       4.87       4.74       4.55
     34                 3.39     3.39      3.38       3.36          59                 5.05       4.97       4.82       4.61

     35                 3.43     3.42      3.41       3.40          60                 5.18       5.08       4.92       4.68
     36                 3.46     3.46      3.45       3.43          61                 5.31       5.20       5.01       4.75
     37                 3.50     3.50      3.48       3.47          62                 5.45       5.32       5.11       4.81
     38                 3.54     3.54      3.52       3.50          63                 5.60       5.45       5.21       4.87
     39                 3.59     3.58      3.56       3.54          64                 5.76       5.59       5.31       4.94
------------------------------------------------------------------------------------------------------------------------------------


Form 1198 (VA)

                          PAYOUT PERIOD OPTION TABLE II
          (Benchmark Total Return is 3% -- Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                             Age of Annuitant
Last Birthday When                                            Last Birthday When
First Installment is                                         First Installment is
     Payable                   Monthly Installment                 Payable                     Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                      5 Years  10 Years  15 Years   20 Years                          5 Years  10 Years   15 Years   20 Years
    Male              Certain   Certain   Certain    Certain       Male               Certain   Certain    Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------

     65                 5.92     5.73      5.41       5.00          85                11.79       8.90       6.80       5.51
     66                 6.10     5.88      5.51       5.05          86                12.18       9.00       6.81       5.51
     67                 6.29     6.03      5.61       5.11          87                12.56       9.10       6.83       5.51
     68                 6.49     6.19      5.71       5.16          88                12.94       9.18       6.84       5.51
     69                 6.70     6.35      5.81       5.21          89                13.32       9.26       6.85       5.51

     70                 6.93     6.52      5.91       5.25          90                13.69       9.32       6.86       5.51
     71                 7.16     6.69      6.01       5.29          91                14.06       9.38       6.86       5.51
     72                 7.41     6.86      6.10       5.33          92                14.43       9.43       6.87       5.51
     73                 7.67     7.04      6.19       5.36          93                14.79       9.48       6.87       5.51
     74                 7.95     7.22      6.27       5.38          94                15.13       9.51       6.87       5.51

     75                 8.24     7.39      6.34       5.41          95                15.47       9.54       6.87       5.51
     76                 8.55     7.57      6.42       5.43
     77                 8.87     7.74      6.48       5.45
     78                 9.20     7.91      6.54       5.46
     79                 9.54     8.08      6.59       5.47

     80                 9.90     8.24      6.64       5.48
     81                10.27     8.39      6.68       5.49
     82                10.64     8.53      6.72       5.50
     83                11.02     8.66      6.75       5.50
     84                11.41     8.79      6.77       5.51
------------------------------------------------------------------------------------------------------------------------------------


Form 1198 (VA)

           PAYOUT PERIOD OPTION TABLE II -- VARIABLE-- ANNUITY ONLY (Benchmark Total Return is 5% -- Per $1,000 of Net Proceeds)


------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant Last                                          Age of Annuitant Last
   Birthday When First                                            Birthday When First
 Installment is Payable       Monthly Installment                Installment is Payable                  Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                 5 Years     10 Years     15 Years     20 Years                         5 Years     10 Years     15 Years   20 Years
     Male        Certain     Certain      Certain      Certain           Male           Certain     Certain      Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------
      15          4.31         4.30         4.30         4.30             40             4.88         4.87         4.84        4.81
      16          4.32         4.32         4.31         4.31             41             4.92         4.91         4.88        4.84
      17          4.33         4.33         4.32         4.32             42             4.97         4.95         4.92        4.88
      18          4.34         4.34         4.34         4.33             43             5.02         5.00         4.96        4.92
      19          4.36         4.35         4.35         4.34             44             5.07         5.04         5.01        4.95

      20          4.37         4.37         4.36         4.36             45             5.12         5.09         5.05        5.00
      21          4.38         4.38         4.38         4.37             46             5.17         5.15         5.10        5.04
      22          4.40         4.40         4.39         4.39             47             5.23         5.20         5.15        5.08
      23          4.42         4.41         4.41         4.40             48             5.29         5.26         5.20        5.13
      24          4.43         4.43         4.42         4.42             49             5.35         5.32         5.25        5.17

      25          4.45         4.45         4.44         4.43             50             5.42         5.38         5.31        5.22
      26          4.47         4.47         4.46         4.45             51             5.49         5.44         5.37        5.27
      27          4.49         4.49         4.48         4.47             52             5.57         5.51         5.43        5.32
      28          4.51         4.51         4.50         4.49             53             5.64         5.59         5.49        5.37
      29          4.53         4.53         4.52         4.51             54             5.73         5.66         5.56        5.43

      30          4.56         4.55         4.54         4.53             55             5.81         5.74         5.63        5.48
      31          4.58         4.58         4.57         4.55             56             5.91         5.83         5.71        5.54
      32          4.61         4.60         4.59         4.58             57             6.01         5.92         5.78        5.60
      33          4.64         4.63         4.62         4.60             58             6.11         6.01         5.86        5.65
      34          4.67         4.66         4.65         4.63             59             6.22         6.12         5.94        5.71

      35          4.70         4.69         4.68         4.65             60             6.34         6.22         6.03        5.77
      36          4.73         4.72         4.71         4.68             61             6.47         6.33         6.11        5.83
      37          4.76         4.75         4.74         4.71             62             6.61         6.45         6.20        5.89
      38          4.80         4.79         4.77         4.74             63             6.76         6.58         6.29        5.94
      39          4.84         4.83         4.81         4.77             64             6.91         6.70         6.38        6.00

------------------------------------------------------------------------------------------------------------------------------------



Form 1198(VA)

            PAYOUT PERIOD OPTION TABLE II -- VARIABLE ANNUITY ONLY (Benchmark Total Return is 5% -- Per $1,000 of Net Proceeds)


  Age of Annuitant Last                                             Age of Annuitant Last
   Birthday When First                                               Birthday When First
 Installment is Payable          Monthly Installment               Installment is Payable               Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                5 Years       10 Years      15 Years       20 Years                        5 Years   10 Years    15 Years   20 Years
    Male        Certain       Certain       Certain        Certain        Male             Certain   Certain     Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------
     65            7.08         6.84          6.48           6.05          85               12.84      9.83        7.75       6.51
     66            7.25         6.98          6.57           6.10          86               13.21      9.93        7.77       6.51
     67            7.44         7.13          6.67           6.15          87               13.58      10.02       7.78       6.51
     68            7.64         7.28          6.76           6.19          88               13.95      10.10       7.79       6.51
     69            7.85         7.43          6.85           6.24          89               14.32      10.17       7.80       6.51

     70            8.07         7.59          6.94           6.28          90               14.68      10.23       7.81       6.51
     71            8.30         7.75          7.03           6.31          91               15.03      10.29       7.81       6.51
     72            8.55         7.92          7.11           6.34          92               15.39      10.34       7.81       6.51
     73            8.81         8.08          7.19           6.37          93               15.73      10.38       7.82       6.51
     74            9.08         8.25          7.27           6.40          94               16.06      10.41       7.82       6.51

     75            9.37         8.42          7.34           6.42          95               16.39      10.44       7.82       6.51
     76            9.67         8.59          7.40           6.44
     77            9.98         8.75          7.46           6.45
     78           10.31         8.91          7.51           6.47
     79           10.65         9.06          7.56           6.48

     80           11.00         9.21          7.61           6.49
     81           11.36         9.35          7.64           6.49
     82           11.72         9.49          7.68           6.50
     83           12.09         9.61          7.71           6.50
     84           12.47         9.73          7.73           6.51

------------------------------------------------------------------------------------------------------------------------------------



Form 1198(VA)

                         PAYOUT PERIOD OPTION TABLE II
         (Benchmark Total Return is 3% -- Per $1,000 of Net Proceeds)


  Age of Annuitant Last                                          Age of Annuitant Last
   Birthday When First                                            Birthday When First
 Installment is Payable       Monthly Installment                Installment is Payable              Monthly Installment
-----------------------------------------------------------------------------------------------------------------------------------
                 5 Years     10 Years     15 Years     20 Years                          5 Years    10 Years     15 Years   20 Years
    Female       Certain      Certain      Certain      Certain         Female           Certain     Certain     Certain     Certain
-----------------------------------------------------------------------------------------------------------------------------------
      15          2.85         2.85         2.85         2.85             40               3.41        3.40         3.40       3.38
      16          2.87         2.87         2.86         2.86             41               3.44        3.44         3.43       3.42
      17          2.88         2.88         2.88         2.88             42               3.48        3.48         3.47       3.45
      18          2.89         2.89         2.89         2.89             43               3.52        3.52         3.51       3.49
      19          2.91         2.91         2.91         2.91             44               3.57        3.56         3.55       3.53

      20          2.92         2.92         2.92         2.92             45               3.61        3.60         3.59       3.57
      21          2.94         2.94         2.94         2.94             46               3.66        3.65         3.64       3.61
      22          2.96         2.96         2.95         2.95             47               3.71        3.70         3.68       3.66
      23          2.97         2.97         2.97         2.97             48               3.76        3.75         3.73       3.70
      24          2.99         2.99         2.99         2.99             49               3.81        3.80         3.78       3.75

      25          3.01         3.01         3.01         3.00             50               3.87        3.86         3.84       3.80
      26          3.03         3.03         3.03         3.02             51               3.93        3.92         3.89       3.85
      27          3.05         3.05         3.05         3.04             52               4.00        3.98         3.95       3.90
      28          3.07         3.07         3.07         3.06             53               4.06        4.04         4.01       3.96
      29          3.09         3.09         3.09         3.08             54               4.13        4.11         4.08       4.02

      30          3.12         3.11         3.11         3.11             55               4.21        4.18         4.14       4.08
      31          3.14         3.14         3.13         3.13             56               4.29        4.26         4.21       4.14
      32          3.16         3.16         3.16         3.15             57               4.37        4.34         4.29       4.20
      33          3.19         3.19         3.18         3.18             58               4.46        4.42         4.36       4.27
      34          3.22         3.21         3.21         3.20             59               4.55        4.51         4.44       4.33

      35          3.24         3.24         3.24         3.23             60               4.65        4.61         4.53       4.40
      36          3.27         3.27         3.27         3.26             61               4.76        4.71         4.61       4.47
      37          3.30         3.30         3.30         3.29             62               4.87        4.81         4.71       4.54
      38          3.34         3.33         3.33         3.32             63               4.99        4.92         4.80       4.62
      39          3.37         3.37         3.36         3.35             64               5.11        5.04         4.90       4.69

-----------------------------------------------------------------------------------------------------------------------------------


Form 1198(VA)
Page 34

                          PAYOUT PERIOD OPTION TABLE II
           (Benchmark Total Return is 3% - Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant Last                                          Age of Annuitant Last
   Birthday When First                                            Birthday When First
 Installment is Payable         Monthly Installment              Installment is Payable                 Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                 5 Years      10 Years     15 Years      20 Years                       5 Years    10 Years      15 Years   20 Years
     Female      Certain      Certain      Certain       Certain       Female           Certain    Certain       Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------
       65           5.25        5.16         5.00          4.76          85              10.88       8.65          6.75       5.50
       66           5.39        5.29         5.10          4.83          86              11.32       8.79          6.78       5.51
       67           5.54        5.43         5.21          4.90          87              11.77       8.92          6.80       5.51
       68           5.71        5.57         5.32          4.97          88              12.21       9.03          6.82       5.51
       69           5.88        5.72         5.43          5.03          89              12.65       9.13          6.83       5.51
       70           6.07        5.88         5.55          5.10          90              13.07       9.21          6.84       5.51
       71           6.27        6.05         5.66          5.15          91              13.48       9.28          6.85       5.51
       72           6.49        6.22         5.77          5.21          92              13.87       9.35          6.86       5.51
       73           6.72        6.40         5.88          5.26          93              14.24       9.40          6.86       5.51
       74           6.97        6.59         5.99          5.30          94              14.59       9.45          6.87       5.51
       75           7.23        6.78         6.09          5.34          95              14.94       9.49          6.87       5.51
       76           7.52        6.98         6.19          5.37
       77           7.82        7.18         6.29          5.40
       78           8.14        7.38         6.37          5.42
       79           8.48        7.58         6.45          5.44
       80           8.83        7.78         6.52          5.46
       81           9.21        7.98         6.58          5.47
       82           9.61        8.16         6.63          5.48
       83          10.02        8.34         6.68          5.49
       84          10.44        8.50         6.72          5.50

------------------------------------------------------------------------------------------------------------------------------------

Form 1198(VA)

              PAYOUT PERIOD OPTION TABLE II - VARIABLE ANNUITY ONLY (Benchmark Total Return is 5% - Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant Last                                              Age of Annuitant Last
   Birthday When First                                                Birthday When First
 Installment is Payable          Monthly Installment                 Installment is Payable             Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                    5 Years     10 Years     15 Years     20 Years                          5 Years    10 Years  15 Years   20 Years
     Female         Certain     Certain      Certain      Certain         Female            Certain    Certain   Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------
       15            4.24         4.24         4.24         4.24            40                4.67       4.66      4.65       4.64
       16            4.25         4.25         4.25         4.24            41                4.70       4.69      4.68       4.66
       17            4.26         4.26         4.26         4.25            42                4.73       4.73      4.71       4.69
       18            4.27         4.27         4.26         4.26            43                4.77       4.76      4.75       4.73
       19            4.28         4.28         4.27         4.27            44                4.81       4.80      4.78       4.76

       20            4.29         4.29         4.28         4.28            45                4.85       4.84      4.82       4.79
       21            4.30         4.30         4.30         4.29            46                4.89       4.88      4.86       4.83
       22            4.31         4.31         4.31         4.30            47                4.93       4.92      4.90       4.87
       23            4.32         4.32         4.32         4.32            48                4.98       4.97      4.94       4.90
       24            4.34         4.34         4.33         4.33            49                5.03       5.01      4.99       4.95

       25            4.35         4.35         4.35         4.34            50                5.08       5.06      5.03       4.99
       26            4.37         4.36         4.36         4.35            51                5.14       5.12      5.08       5.03
       27            4.38         4.38         4.37         4.37            52                5.20       5.17      5.13       5.08
       28            4.40         4.39         4.39         4.38            53                5.26       5.23      5.19       5.13
       29            4.41         4.41         4.41         4.40            54                5.32       5.30      5.25       5.18

       30            4.43         4.43         4.42         4.42            55                5.39       5.36      5.31       5.23
       31            4.45         4.45         4.44         4.43            56                5.47       5.43      5.37       5.28
       32            4.47         4.46         4.46         4.45            57                5.55       5.51      5.44       5.34
       33            4.49         4.49         4.48         4.47            58                5.63       5.58      5.51       5.40
       34            4.51         4.51         4.50         4.49            59                5.72       5.67      5.58       5.46

       35            4.53         4.53         4.52         4.51            60                5.81       5.76      5.66       5.52
       36            4.56         4.55         4.55         4.54            61                5.92       5.85      5.74       5.58
       37            4.58         4.58         4.57         4.56            62                6.02       5.95      5.82       5.64
       38            4.61         4.60         4.60         4.58            63                6.14       6.05      5.91       5.71
       39            4.64         4.63         4.62         4.61            64                6.26       6.16      6.00       5.77

------------------------------------------------------------------------------------------------------------------------------------

Form 1198(VA)

              PAYOUT PERIOD OPTION TABLE II - VARIABLE ANNUITY ONLY (Benchmark Total Return is 5% - Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------

  Age of Annuitant Last                                         Age of Annuitant Last
   Birthday When First                                           Birthday When First
 Installment is Payable          Monthly Installment           Installment is Payable              Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
               5 Years     10 Years     15 Years      20 Years                          5 Years    10 Years   15 Years   20 Years
  Female       Certain     Certain      Certain       Certain        Female             Certain    Certain    Certain    Certain
------------------------------------------------------------------------------------------------------------------------------------
    65          6.39         6.28         6.09          5.84           85                11.95       9.60       7.71       6.50
    66          6.53         6.40         6.19          5.90           86                12.38       9.73       7.73       6.51
    67          6.68         6.53         6.29          5.96           87                12.81       9.85       7.75       6.51
    68          6.84         6.67         6.39          6.02           88                13.25       9.95       7.77       6.51
    69          7.01         6.81         6.49          6.08           89                13.67       10.05      7.78       6.51

    70          7.20         6.97         6.60          6.14           90                14.08       10.13      7.79       6.51
    71          7.40         7.13         6.70          6.19           91                14.47       10.20      7.80       6.51
    72          7.61         7.29         6.81          6.24           92                14.85       10.26      7.81       6.51
    73          7.84         7.47         6.91          6.28           93                15.20       10.31      7.81       6.51
    74          8.08         7.65         7.01          6.32           94                15.55       10.35      7.81       6.51

    75          8.35         7.83         7.10          6.35           95                15.87       10.39      7.82       6.51
    76          8.63         8.02         7.19          6.38
    77          8.92         8.21         7.28          6.41
    78          9.24         8.40         7.36          6.43
    79          9.58         8.59         7.43          6.45

    80          9.93         8.78         7.49          6.46
    81          10.30        8.96         7.55          6.48
    82          10.69        9.14         7.60          6.49
    83          11.10        9.31         7.64          6.49
    84          11.52        9.46         7.68          6.50

------------------------------------------------------------------------------------------------------------------------------------

Form 1198(VA)

                          PAYOUT PERIOD OPTION TABLE II
          (Benchmark Total Return is 3% -- Per $1,000 of Net Proceeds)

------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant Last                                         Age of Annuitant Last
   Birthday When First                                           Birthday When First
 Installment is Payable     Monthly Installment                 Installment is Payable             Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
             5 Years      10 Years     15 Years     20 Years                            5 Years    10 Years    15 Years    20 Years
   Unisex     Certain      Certain      Certain      Certain         Unisex             Certain    Certain      Certain     Certain
------------------------------------------------------------------------------------------------------------------------------------
     20         2.98        2.98         2.97         2.97             45                 3.75       3.74        3.72        3.69
     21         2.99        2.99         2.99         2.99             46                 3.81       3.79        3.77        3.73
     22         3.01        3.01         3.01         3.01             47                 3.86       3.85        3.82        3.78
     23         3.03        3.03         3.03         3.02             48                 3.92       3.91        3.88        3.83
     24         3.05        3.05         3.05         3.04             49                 3.98       3.96        3.93        3.88

     25         3.07        3.07         3.07         3.06             50                 4.05       4.03        3.99        3.93
     26         3.09        3.09         3.09         3.09             51                 4.11       4.09        4.05        3.99
     27         3.12        3.12         3.11         3.11             52                 4.19       4.16        4.11        4.04
     28         3.14        3.14         3.14         3.13             53                 4.26       4.23        4.18        4.10
     29         3.17        3.16         3.16         3.15             54                 4.34       4.31        4.25        4.16

     30         3.19        3.19         3.18         3.18             55                 4.42       4.39        4.32        4.22
     31         3.22        3.22         3.21         3.20             56                 4.51       4.47        4.40        4.29
     32         3.25        3.24         3.24         3.23             57                 4.60       4.56        4.47        4.35
     33         3.27        3.27         3.27         3.26             58                 4.70       4.65        4.56        4.42
     34         3.31        3.30         3.30         3.29             59                 4.81       4.75        4.64        4.48

     35         3.34        3.33         3.33         3.32             60                 4.92       4.85        4.73        4.55
     36         3.37        3.37         3.36         3.35             61                 5.04       4.96        4.82        4.62
     37         3.41        3.40         1.39         3.38             62                 5.16       5.07        4.91        4.69
     38         3.44        3.44         3.43         3.41             63                 5.30       5.19        5.01        4.75
     39         3.48        3.48         3.47         3.45             64                 5.44       5.32        5.11        4.82

     40         3.52        3.52         3.50         3.49             65                 5.59       5.45        5.21        4.89
     41         3.56        3.56         3.54         3.52             66                 5.75       5.59        5.32        4.95
     42         3.61        3.60         3.59         3.56             67                 5.92       5.73        5.42        5.01
     43         3.66        3.65         3.63         3 60             68                 6.10       5.89        5.53        5.07
     44         3.70        3.69         3.67         3.65             69                 6.29       6.04        5.63        5.13

Form 1198 (VA)

                          PAYOUT PERIOD OPTION TABLE II
          (Benchmark Total Return is 3% -- Per $1,000 of Net Proceeds)


------------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant Last                                              Age of Annuitant Last
   Birthday When First                                                Birthday When First
 Installment is Payable           Monthly Installment                Installment is Payable          Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                   5 Years     10 Years       15 Years       20 Years                       5 Years   10 Years   15 Years   20 Years
      Unisex       Certain      Certain       Certain        Certain        Unisex           Certain   Certain    Certain   Certain
------------------------------------------------------------------------------------------------------------------------------------
        70          6.50         6.21           5.74           5.18           85              11.33      8.78      6.78       5.51
        71          6.72         6.38           5.84           5.23           86              11.75      8.90      6.80       5.51
        72          6.95         6.55           5.95           5.27           87              12.16      9.01      6.82       5.51
        73          7.20         6.73           6.04           5.31           88              12.58      9.11      6.83       5.51
        74          7.46         6.91           6.14           5.35           89              12.98      9.20      6.84       5.51
        75          7.74         7.10           6.23           5.38           90              13.39      9.27      6.85       5.51
        76          8.03         7.29           6.31           5.40           91              13.78      9.34      6.86       5.51
        77          8.34         7.47           6.39           5.43           92              14.16      9.40      6.86       5.51
        78          8.67         7.66           6.46           5.45           93              14.52      9.44      6.87       5.51
        79          9.01         7.84           6.53           5.46           94              14.88      9.49      6.87       5.51
        80          9.37         8.02           6.59           5.47           95              15.22      9.52      6.87       5.51
        81          9.74         8.19           6.64           5.48
        82          10.12        8.35           6.68           5.49
        83          10.52        8.51           6.72           5.50
        84          10.92        8.65           6.75           5.50
------------------------------------------------------------------------------------------------------------------------------------

Form 1198 (VA)

             PAYOUT PERIOD OPTION TABLE II -- VARIABLE ANNUITY ONLY
          (Benchmark Total Return is 5% -- Per $1,000 of Net Proceeds)
--------------------------------------------------------------------------------

 Age of Annuitant Last                                           Age of Annuitant Last
  Birthday When First                                             Birthday When First
 Installment is Payable         Monthly Installment              Installment is Payable            Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
                 5 Years      10 Years     15 Years     20 Years                         5 Years   10 Years    15 Years    20 Years
    Unisex        Certain      Certain      Certain      Certain       Unisex            Certain    Certain    Certain      Certain
------------------------------------------------------------------------------------------------------------------------------------
      20            4.33        4.33         4.32         4.32           45               4.98       4.97        4.93        4.89
      21            4.34        4.34         4.34         4.33           46               5.03       5.01        4.98        4.93
      22            4.36        4.35         4.35         4.34           47               5.08       5.06        5.02        4.97
      23            4.37        4.37         4.36         4.36           48               5.14       5.11        5.07        5.02
      24            4.39        4.38         4.38         4.37           49               5.19       5.16        5.12        5.06

      25            4.40        4.40         4.39         4.39           50               5.25       5.22        5.17        5.10
      26            4.42        4.41         4.41         4.40           51               5.31       5.28        5.23        5.15
      27            4.44        4.43         4.43         4.42           52               5.38       5.34        5.28        5.20
      28            4.45        4.45         4.44         4.44           53               5.45       5.41        5.34        5.25
      29            4.47        4.47         4.46         4.46           54               5.52       5.48        5.40        5.30

      30            4.49        4.49         4.48         4.47           55               5.60       5.55        5.47        5.36
      31            4.52        4.51         4.50         4.49           56               5.69       5.63        5.54        5.41
      32            4.54        4.53         4.53         4.52           57               5.78       5.71        5.61        5.47
      33            4.56        4.56         4.55         4.54           58               5.87       5.80        5.68        5.53
      34            4.59        4.58         4.57         4.56           59               5.97       5.89        5.76        5.58

      35            4.61        4.61         4.60         4.58           60               6.08       5.99        5.84        5.64
      36            4.64        4.64         4.63         4.61           61               6.19       6.09        5.92        5.70
      37            4.67        4.67         4.65         4.64           62               6.32       6.20        6.01        5.77
      38            4.71        4.70         4.68         4.66           63               6.45       6.31        6.10        5.83
      39            4.74        4.73         4.71         4.69           64               6.59       6.43        6.19        5.89

      40            4.77        4.76         4.75         4.72           65               6.73       6.56        6.28        5.94
      41            4.81        4.80         4.78         4.75           66               6.89       6.69        6.38        6.00
      42            4.85        4.84         4.82         4.79           67               7.06       6.83        6.48        6.06
      43            4.89        4.88         4.85         4.82           68               7.24       6.97        6.57        6.11
      44            4.94        4.92         4.89         4.86           69               7.43       7.12        6.67        6.16
------------------------------------------------------------------------------------------------------------------------------------

Form 1198 (VA)

             PAYOUT PERIOD OPTION TABLE II -- VARIABLE ANNUITY ONLY
          (Benchmark Total Return is 5% -- Per $1,000 of Net Proceeds)
--------------------------------------------------------------------------------

  Age of Annuitant Last                                         Age of Annuitant Last
   Birthday When First                                           Birthday When First
 Installment is Payable          Monthly Installment           Installment is Payable             Monthly Installment
------------------------------------------------------------------------------------------------------------------------------------
               5 Years     10 Years     15 Years      20 Years                       5 Years      10 Years     15 Years     20 Years
   Unisex       Certain     Certain      Certain      Certain        Unisex           Certain     Certain      Certain       Certain
------------------------------------------------------------------------------------------------------------------------------------
     70          7.63        7.28         6.77         6.21           85               12.39        9.72         7.73         6.51
     71          7.85        7.44         6.86         6.25           86               12.80        9.83         7.75         6.51
     72          8.08        7.60         6.96         6.29           87               13.20        9.94         7.77         6.51
     73          8.32        7.78         7.05         6.33           88               13.60       10.03         7.78         6.51
     74          8.58        7.95         7.14         6.36           89               13.99       10.11         7.79         6.51

     75          8.86        8.13         7.22         6.39           90               14.38       10.18         7.80         6.51
     76          9.15        8.30         7.30         6.41           91               14.75       10.24         7.81         6.51
     77          9.45        8.48         7.37         6.43           92               15.12       10.30         7.81         6.51
     78          9.78        8.66         7.44         6.45           93               15.47       10.34         7.81         6.51
     79          10.11       8.83         7.50         6.46           94               15.80       10.38         7.82         6.51


     80          10.47       9.00         7.55         6.47           95               16.13       10.42         7.82         6.51
     81          10.83       9.16         7.60         6.48
     82          11.21       9.31         7.64         6.49
     83          11.60       9.46         7.67         6.50
     84          11.99       9.59         7.70         6.50
------------------------------------------------------------------------------------------------------------------------------------

Form 1198 (VA)

     This Contract is a FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT.



Annuity Payouts and other values provided by this Contract, when based on the investment experience of a separate account, are variable. These values may increase or decrease based on investment experience and are not guaranteed as to fixed dollar amount. Annuity Payouts begin as of the Annuity Date. Purchase Payments are flexible and may be made until the earlier of the Annuity Date or the Maximum Age shown in the Schedule. The Guaranteed Death Benefit will be paid if the Owner dies prior to the Annuity Date.



















                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 A Stock Company

                             Customer Service Center
                     P.O. Box 173763, Denver, Colorado 80217



Form 1198 (VA)